UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 28, 2007
ARCADIA RESOURCES, INC.
(Exact Name of Registrant as Specified in its Charter)
Nevada
(State or Other Jurisdiction of Incorporation)

000-31249	88-0331369
(Commission File Number)	(IRS Employer Identification No.)

26777 Central Park Blvd., Suite 200 Southfield, Michigan (Address of principal executive offices)	48076 (Zip Code)
Registrant’s telephone number, including area code: (248) 352-7530
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 28, 2007, the Board of Directors of Arcadia Resources, Inc. (the “Company”) appointed Joseph Mauriello, age 62, as a director and member of the Audit Committee, effective March 1, 2007. The independent members of the Board recommended Mr. Mauriello’s appointment to the Board, after Mr. Mauriello had been brought to their attention by independent director John Thornton. Mr. Mauriello was appointed to fill the unexpired term of a vacant Class C Director position. His term ends with the next election of directors at the Company’s 2007 annual meeting. Mr. Mauriello was not selected pursuant to any arrangement or understanding with any person, and has had no direct or indirect interest in any of the Company’s transactions during the preceding or current fiscal year, within the meaning of Item 404(a) of Regulation S-K. The Board has determined that Mr. Mauriello qualifies as an independent director within the meaning of the Sarbanes-Oxley Act of 2002, its implementing regulations, the rules of the American Stock Exchange (“Amex”), and the Charter of the Audit Committee of the Board. Attached as Exhibit 99.1 is a press release related to Mr. Mauriello’s appointment.
     Mr. Mauriello will be compensated for service on the Board of Directors and the Audit Committee per the Company’s compensation arrangement for independent directors, which consists of an annual retainer of $25,000, payable at the individual’s election in cash, options to purchase shares of the Company’s common stock or a combination thereof; $1,000 per each Board meeting attended and $500 per each committee meeting attended, payable in shares of the Company’s common stock; and payment of reasonable expenses incurred in connection with Board and Committee service. Mr. Mauriello has elected to receive his annual retainer in options to purchase shares of the Company’s common stock. Mr. Mauriello’s award will be pro-rated to cover the period March 1, 2007 to September 30, 2007.
Item 8.01 Other Events.
     The Company notified Amex on February 28, 2007 that it believes that, as a result of Mr. Mauriello’s appointment to the Board and Audit Committee, the Company satisfies Amex rules requiring a listed company’s board to consist of a majority of independent directors and to have an audit committee of the board consisting of at least three independent directors.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Exhibit Description
99.1	Press Release dated February 28, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcadia Resources, Inc.

By:	/s/ John E. Elliott, II

John E. Elliott, II
Its:	Chairman and Chief Executive Officer (Principal Executive Officer)
Dated: March 5, 2007

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
99.1	Press Release dated February 28, 2007.